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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP,  INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the following Registration Statements and amendments thereto:

     Form S-8 No. 33-61269         PMSI and Insta-Care Stock Option Plans
     Form S-8 No. 33-55571         Nonemployee Directors' Stock Option Plan
                                         and Certain ATH Option Plans
     Form S-8 No. 33-21505         Employee Stock Purchase Plan
     Form S-4 No. 33-13243         1985 Beverly Nonqualified Stock Option Plan
     Form S-8 No. 33-65242         1993 Long-Term Incentive Plan
     Form S-3 No. 33-50965         Debt Securities of Beverly Enterprises, Inc.
     Form S-8 No. 333-06549        1996 Long-Term Incentive Plan
     Form S-3 No. 333-03517        $200,000,000 Debt and Equity Securities of
                                         Beverly Enterprises, Inc.


of Beverly Enterprises, Inc. and in the related Prospectuses of our report dated February 7, 1997, except for Note 2, paragraph 3, as to which the date is March 13, 1997, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                         /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
March 26, 1997